Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112419), and Form S-8 (Nos. 333-82407, 333-71110, 333-100600, 333-117457, 333-117458 and 333-151583) of Elizabeth Arden, Inc. of our report dated September 12, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
September 12, 2008